As filed with the Securities and Exchange Commission on August 12, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4591529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5995 Plaza Drive

Cypress, California 90630
(714) 952-1121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph S. Konowiecki, Esq.

Executive Vice President, General Counsel and Secretary
PacifiCare Health Systems, Inc.
5995 Plaza Drive
Cypress, California 90630
(714) 952-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barbara L. Borden, Esq.

Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121-9109
Telephone: (858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Class of Securities to be Registered	Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock(3)	—	—

Preferred Stock, par value $.01 per share(3)	—	—

Depositary Shares(4)	—	—

Warrants(5)	—	—

Debt Securities(6)	—	—

Stock Purchase Contracts(7)	—	—

Stock Purchase Units(7)	—	—

Total	$600,000,000(8)	$48,540

(1)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Subject to note 8 below, there is being registered hereunder an indeterminate number of shares of common stock and preferred stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement. The shares being registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issuable upon settlement of stock purchase contracts or stock purchase units.

(4)	Subject to note 8 below, there is being registered hereunder an indeterminate number of depositary shares of the registrant as may be sold from time to time by the registrant. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement. The depositary shares being registered hereunder also include such indeterminate number of depositary shares as may be issuable upon settlement of stock purchase contracts or stock purchase units.

(5)	Subject to note 8 below, there is being registered hereunder an indeterminate number of warrants to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable upon conversion or exchange of any preferred stock, depositary shares or debt securities issued under this registration statement.

(6)	Subject to note 8 below, there is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $600 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of warrants issued under this registration statement.

(7)	Each stock purchase unit consists of (i) a stock purchase contract, under which the holder, upon settlement, shall purchase from us or sell to us an indeterminate number of shares of common stock or preferred stock or an indeterminate number of depositary shares and (ii) any combination of debt securities, common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities.

(8)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $600 million, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2003

PROSPECTUS

$600,000,000

PACIFICARE HEALTH SYSTEMS, INC.

Common Stock

Preferred Stock
Depositary Shares
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

      From time to time, we may sell any of the securities listed above.

      We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

      Our common stock is traded on the New York Stock Exchange under the symbol “PHS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities covered by the prospectus supplement.

      INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

      THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          , 2003

ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
FORWARD-LOOKING INFORMATION
FINANCIAL RATIOS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.11
EXHIBIT 4.12
EXHIBIT 4.13
EXHIBIT 4.16
EXHIBIT 4.17
EXHIBIT 4.18
EXHIBIT 4.19
EXHIBIT 5.1
EXHIBIT 12.1
EXHIBIT 15.1
EXHIBIT 23.1
EXHIBIT 25.1
EXHIBIT 25.2

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	4
FORWARD-LOOKING INFORMATION	11
FINANCIAL RATIOS	13
USE OF PROCEEDS	13
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEPOSITARY SHARES	18
DESCRIPTION OF DEBT SECURITIES	20
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	28
LEGAL OWNERSHIP OF SECURITIES	29
PLAN OF DISTRIBUTION	32
LEGAL MATTERS	33
EXPERTS	33
WHERE YOU CAN FIND MORE INFORMATION	33

      You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

i.

SUMMARY

PacifiCare

      We offer managed care and other health insurance products to employer groups and Medicare beneficiaries in eight Western states and Guam. Our commercial and senior medical plans are designed to deliver quality health care and customer service to our members cost-effectively. These programs include health maintenance organizations, or HMOs, preferred provider organizations, or PPOs, and Medicare Supplement products. We also offer a variety of specialty managed care products and services that employees can purchase as a supplement to our basic commercial and senior plans or as stand-alone products. These products include pharmacy benefit management, or PBM, services, behavioral health services, group life and health insurance, dental and vision benefit plans.

      Our principal executive offices are located at 5995 Plaza Drive, Cypress, California 90630, and our telephone number is (714) 952-1121. We maintain a worldwide website at www.pacificare.com. The reference to our worldwide web address does not constitute incorporation by reference of the information contained at this site. We were formed in 1996 as a Delaware corporation in connection with the acquisition of FHP International Corporation. We are the successor to a California corporation that was formed in 1983 and reincorporated as a Delaware corporation in 1985. Our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and all amendments to those reports that we file with the SEC are currently available free of charge to the general public through our website at www.pacificare.com. These reports are accessible on our website at a reasonably practicable time after being filed with the SEC.

The Securities We May Offer

      We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities, warrants to purchase any of such securities, stock purchase contracts and stock purchase units with a total value of up to $600 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

      The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

      This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

1.

      We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

      Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

      Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 40,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 2,000,000 of the 40,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock — Share Purchase Rights Plan.”

      We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

      Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

      Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We urge you to read the prospectus supplements related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt.

      Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

2.

      The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

      Warrants. We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

      The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

      Stock Purchase Contracts and Stock Purchase Units. We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock or preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock or depositary shares. The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract and any combination of debt securities, common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contract.

      In this prospectus, we have summarized certain general features of the stock purchase contracts and stock purchase units. We urge you, however, to read the prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we are offering before the sale of the related stock purchase contract or stock purchase unit.

3.

RISK FACTORS

      An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in both the prospectus and the applicable prospectus supplement, together with all of the other information contained in this prospectus and the prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and the applicable prospectus supplements could decline, and you might lose all or part of your investment.

Risks Relating to Us and Our Industry

Our profitability will depend in part on accurately pricing our products and predicting health care costs and on our ability to control future health care costs.

      Our profitability depends in part on our ability to price our products accurately, predict our health care costs and control future health care costs through underwriting criteria, medical and disease management programs, product design and negotiation of favorable provider and hospital contracts. We use our underwriting systems to establish and assess premium rates based on accumulated actuarial data, with adjustments for factors such as claims experience and hospital and physician contract changes. We may be less able to accurately price our new products than our other products because of our relative lack of experience and accumulated data for our new products. Premiums on our commercial products are generally fixed for one year periods. Each of our subsidiaries that offers Medicare+Choice products must submit adjusted community rate proposals, generally by county or service area, to the Centers for Medicare and Medicaid Services, or CMS, in early September for each Medicare+Choice product that will be offered in a subsequent year. As a result, increases in the costs of health care services in excess of the estimated future health care costs reflected in the premiums or the adjusted community rate proposals generally cannot be recovered in the applicable contract year through higher premiums or benefit designs.

      Our actual health care costs may exceed our estimates reflected in premiums and adjusted community rates due to various factors, including increased utilization of medical facilities and services, including prescription drugs, changes in demographic characteristics, the regulatory environment, changes in health care practices, medical cost inflation, new treatment and technologies, continued consolidation of physician, hospital and other provider groups, termination of capitation arrangements resulting in transfer of membership to risk based arrangements and contractual disputes with providers. Our failure to adequately price our products or predict and control health care costs may result in a material adverse effect on our financial condition, results of operations or cash flows.

If we fail to implement successfully our strategic initiatives, our revenues could decline and our results of operations could be adversely affected.

      Our performance depends in part upon our ability to implement our business strategy of expanding our product portfolio and becoming a full service managed care company, reducing our participation in the Medicare+Choice program, and ultimately evolving into a consumer health services company. In 2002, we experienced a decline in revenue from our reduced participation in Medicare+Choice and a loss of unprofitable commercial membership. We are seeking to replace revenue and increase our commercial business through a number of new product initiatives. Our revenues could decline if we lose membership, fail to increase membership in targeted markets or fail to gain market acceptance for new products for any reason, including:

•	the effect of premium increases, benefit changes and member-paid supplemental premiums and copayments on the retention of existing members and the enrollment of new members;
•	the member’s assessment of our benefits, quality of service, our ease of use and our network stability for members in comparison to competing health plans;
•	our exit from or limitations on enrollment in selected service areas, including Medicare+Choice markets or commercial markets;
•	reductions in work force by existing customers and/or reductions in benefits purchased by existing customers; and
•	negative publicity and news coverage about us or litigation or threats of litigation against us.

4.

Our operating results could be adversely affected if our actual health care claims exceed our reserves or our liability for unpaid claims of insolvent providers under capitation agreements exceeds our insolvency reserves.

      We estimate the amount of our reserves for submitted claims and claims that have been incurred but not yet reported or IBNR claims primarily using standard actuarial methodologies based upon historical data. The estimates for submitted claims and IBNR claims liabilities are made on an accrual basis, are continually reviewed and are adjusted in current operations as required. Given the uncertainties inherent in such estimates, the reserves could materially understate or overstate our actual liability for claims and benefits payable. Any increases to these prior estimates could adversely affect our results of operations in future periods.

      Our capitated providers could become insolvent and expose us to unanticipated expenses. We maintain insolvency reserves that include estimates for potentially insolvent providers, where conditions indicate claims are not being paid or have slowed considerably. Depending on states’ laws, we may be held liable for unpaid health care claims that were previously the responsibility of the capitated provider and for which we have already paid capitation. We may also incur additional health care costs in the event of provider instability that causes us to replace a provider at less cost effective rates to continue providing health care services to our members.

      To reduce insolvency risk, we have developed contingency plans that include shifting members to other providers and reviewing operational and financial plans to monitor and maximize financial and network stability. As capitation contracts are renewed for providers we have also taken steps, where feasible, to have security reserves established for insolvency issues. Security reserves are most frequently in the forms of letters of credit or segregated funds that are held in the provider’s name in a third party financial institution. The reserves may be used to pay claims that are the financial responsibility of the provider. These security reserves may not be adequate to cover claims that are the financial responsibility of the provider.

A disruption in our health care provider network could have an adverse effect on our ability to market our products and our profitability.

      Our profitability is dependent in part upon our ability to contract with health care providers on favorable terms. In any particular market, health care providers could refuse to contract with us, demand higher payments or take other actions that could result in higher health care costs or our difficulty in meeting regulatory or accreditation requirements. In some markets, health care providers may have significant market positions or may be the only available health care provider. If health care providers refuse to contract with us, use their market position to negotiate favorable contracts, or place us at a competitive disadvantage, then our ability to market products or to be profitable in those markets could be adversely affected. Our provider networks could also be disrupted by the financial insolvency of large provider groups. Any disruption in our provider network could result in a loss of membership or higher health care costs.

We may be exposed to liability or fail to estimate IBNR accurately if we cannot process our increased volume of claims accurately and timely.

      We have regulatory risk for the timely processing and payment of claims. If we, or any entities with whom we subcontract to process or pay claims, are unable to handle continued increased claims volume, or if we are unable to pay claims timely we may be subject to regulatory censure and penalties, which could have a material adverse effect on our operations and results of operations. In addition, if our claims processing system is unable to process claims accurately, the data we use for our IBNR estimates could be incomplete and our ability to estimate claims liabilities and establish adequate reserves could be adversely affected.

Our profitability may be adversely affected if we are unable to adequately control our prescription drug costs.

      Overall, prescription drug costs have been rising for the past few years. The increases are due to the introduction of new drugs that treat new conditions or have fewer side effects, new medications costing significantly more than existing drugs, direct consumer advertising by the pharmaceutical industry creating consumer demand for particular brand drugs, patients seeking medications to address lifestyle changes, higher prescribed doses of medications and enhanced pharmacy benefits for members such as reduced copayments and higher benefit

5.

maximums. We may be unable to predict these costs when establishing our premiums or completely manage these costs, which could adversely impact our profitability.

Increases in our selling, general and administrative expenses could harm our profitability.

      Our selling, general and administrative expenses have been rising due in part to our continued investment in strategic initiatives and could increase more than we anticipate as a result of a number of factors, which could adversely impact our profitability. These factors include:

•	our need for additional investments in PBM expansion, branding and advertising campaigns, medical management, underwriting and actuarial resources and technology;
•	our need for additional investments in information technology projects, including consolidation of our existing systems that manage membership, eligibility, capitation, claims processing and payment information and other important information;
•	our need for increased claims administration, personnel and systems;
•	our greater emphasis on small group and individual health insurance products, which may result in an increase in the broker commissions we pay;
•	the necessity to comply with regulatory requirements, including the Health Insurance Portability and Accountability Act of 1996, or HIPAA;
•	the success or lack of success of our marketing and sales plans to attract new customers, and create customer acceptance for new products;
•	our ability to estimate costs for our self-insured retention for medical malpractice claims; and
•	our ability to estimate legal expenses and settlements associated with litigation that has been or could be brought against us.

      In addition, our selling, general and administrative expenses as a percentage of our revenue could increase due to changes in our product mix among commercial, senior and specialty products and unexpected declines in our revenue, and could be adversely affected if we exit Medicare+Choice or commercial markets without replacing our revenue from those markets with revenue from other sources, such as our new Medicare Supplement product offerings. If we do not generate expected cash flow from operations, we could be forced to postpone or cancel some of these planned investments, which would adversely affect our ability to meet our short term strategic plan.

We may not accurately estimate the amounts we will need to spend to comply with HIPAA, which may adversely affect our expenses and/or our ability to execute portions of our business strategy.

      HIPAA includes administrative simplification provisions directed at standardizing transactions and codes and seeking protections for confidentiality and security of patient data. We expect to modify all of our information systems and business processes to comply with HIPAA regulations regarding standardizing transactions and codes. We also expect to incur expense developing systems and refining processes and contracts to comply with HIPAA security and privacy requirements. We continue to evaluate the future work and costs that will be required to meet HIPAA requirements and mandated compliance timeframes. To the extent that our estimated HIPAA compliance costs are less than our actual HIPAA compliance costs, amounts we had budgeted for other purposes will need to be used for HIPAA compliance which may adversely affect our ability to execute portions of our business strategy or may increase our selling, general and administrative expenses.

We are subject to class action lawsuits that could result in material liabilities to us or cause us to incur material costs, to change our operating procedures or comply with increased regulatory requirements.

      Health care providers and members are currently attacking practices of the HMO industry through a number of lawsuits brought against us and other HMOs, including In re Managed Care. The class action lawsuits brought by health care providers allege that HMOs’ claims processing systems automatically and impermissibly alter codes included on providers’ reimbursement/ claims forms to reduce the amount of reimbursement, and that HMOs impose unfair contracting terms on health care providers, impermissibly delay making capitated payments under their capitated contracts, and negotiate capitation payments that are inadequate to cover the costs of health care services provided.

      These lawsuits, including those filed to date against us, may take years to resolve and cause us to incur substantial litigation expenses. Depending upon the outcomes of these cases, these lawsuits may cause or force

6.

changes in practices of the HMO industry. These cases also may cause additional regulation of the industry through new federal or state laws. These actions and actions brought by state attorney generals ultimately could adversely affect the HMO industry and, whether due to damage awards, required changes to our operating procedures, increased regulatory requirements or otherwise, have a material adverse effect on our financial position, results of operations or cash flows and prospects.

We are subject to other litigation in the ordinary course of business that may result in material liabilities to us, including liabilities for which we may not be insured.

      We are, in the ordinary course of business, subject to the claims of our members arising out of decisions to deny or restrict reimbursement for services, including medical malpractice claims related to our taking a more active role in managing the cost of medical care. The loss of even one of these claims, if it results in a significant punitive damage award, could have a material adverse effect on our business. In addition, our exposure to potential liability under punitive damage theories may significantly decrease our ability to settle these claims on reasonable terms. We maintain general liability, property, excess managed care errors and omissions and medical malpractice insurance coverage. We are at risk for our self-insured retention on these claims, and are substantially self-insured for errors and omissions and medical malpractice claims through a combination of retention and through premiums we pay to a captive insurance carrier. Coverages typically include varying and increasing levels of self-insured retention or deductibles that increase our risk of loss.

As a government contractor, we are exposed to risks that could materially affect our revenue or profitability from our Medicare+Choice products or our willingness to participate in the Medicare program.

      The Medicare program has accounted for more than 50% of our total revenue in each year since 1998. CMS regulates the benefits provided, premiums paid, quality assurance procedures, marketing and advertising for our Medicare+Choice products. CMS may terminate our Medicare+Choice contracts or elect not to renew those contracts when those contracts come up for renewal every 12 months. We face the risk of reduced or insufficient government reimbursement and the need to continue to exit unprofitable markets. The loss of Medicare contracts or changes in the regulatory requirements governing the Medicare+Choice program or the program itself could have a material adverse effect on our financial position, results of operations or cash flows.

We compete in highly competitive markets and our inability to compete effectively for any reason in any of those markets could adversely affect our profitability.

      We operate in highly competitive markets. Consolidation of acute care hospitals and continuing consolidation of insurance carriers, other HMOs, employer self-funded programs and PPOs, some of which have substantially larger enrollments or greater financial resources than ours, has created competition for hospitals, physicians and members, impacting profitability and the ability to influence medical management. The cost of providing benefits is in many instances the controlling factor in obtaining and retaining employer groups as clients and some of our competitors have set premium rates at levels below our rates for comparable products. We anticipate that premium pricing will continue to be highly competitive. In addition, pharmacy benefit management, or PBM, companies have continued to consolidate, competing with our PBM, Prescription Solutions. Many PBMs possess greater financial, marketing and other resources than we possess. If we are unable to compete effectively in any of our markets, our business may be adversely affected.

Our business activities are highly regulated and new and proposed government regulation or legislative reforms could increase our cost of doing business, reduce our membership or subject us to additional litigation.

      Our health plans are subject to substantial federal and state government regulations, including those relating to:

•	maintenance of minimum net worth or risk based capital;
•	licensing requirements;
•	approval of policy language and benefits;
•	mandated benefits and administrative processes;

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•	Employment Retirement Income Security Act of 1974, or ERISA, claims and appeals review procedures for employer-sponsored and self-insured plans;
•	provider compensation arrangements;
•	member disclosure;
•	periodic audits and investigations by state and federal agencies;
•	restrictions on some investment activities; and
•	restrictions on our subsidiaries’ ability to make dividend payments, loans, loan repayments or other payments to us.

      The laws and regulations governing our business and interpretations of these laws and regulations are subject to frequent change. In recent years, significant federal and state laws have been enacted that have increased our cost of doing business, exposed us to increased liability and had other adverse effects on our business. State and federal governments are continually considering changes to the laws and regulations regulating our industry, and are currently considering laws and regulations relating to:

•	increasing minimum capital or risk based capital requirements;
•	mandating benefits and products;
•	restricting a health plan’s ability to limit coverage to medically necessary care;
•	reducing the reimbursement or payment levels for government funded programs;
•	imposing voluntary guidelines for pharmaceutical manufacturers that would cause pharmaceutical companies to restructure the financial terms of their business arrangements with PBMs, HMOs or other health plans;
•	patients’ bill of rights legislation at the state level that would hold HMOs liable for medical malpractice;
•	limiting a health plan’s ability to capitate physicians and hospitals or delegate financial risk, utilization review, quality assurance or other medical decisions to our contracting physicians and hospitals;
•	restricting a health plan’s ability to select and terminate providers in our networks;
•	allowing independent physicians to collectively bargain with health plans on a number of issues, including financial compensation;
•	adding further restrictions and administrative requirements on the use, retention, transmission, processing, protection and disclosure of personally identifiable health information; and
•	tightening time periods for the timely payment and administration of health care claims and imposing stiff financial and other penalties for non-compliance.

      All of these proposals could apply to us and could increase our health care costs, decrease our membership or otherwise adversely affect our revenue and our profitability.

Our investment portfolio is subject to economic and market conditions as well as regulation that may adversely affect the performance of the portfolio.

      The market value of our investments fluctuates depending upon economic and market conditions. The investment income we earn has been negatively impacted by the lower interest rates prevailing in United States financial markets. In periods of declining interest rates, bond calls and mortgage loan prepayments generally increase, resulting in the reinvestment of these funds at the then lower market rates. Our regulated subsidiaries are also subject to state laws and regulations that require diversification of our investment portfolio and limit the amount of investments we can make in riskier investments that could generate higher returns. In some cases, these laws could require the sale of investments in our portfolio. We cannot be certain that our investment portfolio will produce positive returns in future periods or that we will not sell investments at prices that are less than the carrying value of these investments.

We have a significant amount of indebtedness and may incur additional indebtedness in the future, which could adversely affect our operations.

      We have substantial indebtedness outstanding and have available borrowing capacity under our senior credit facility of up to $150 million. We may also incur additional indebtedness in the future.

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      Our significant indebtedness poses risks to our business, including the risks that:

•	we could use a substantial portion of our consolidated cash flow from operations to pay principal and interest on our debt, thereby reducing the funds available to fund our strategic initiatives and working capital requirements;
•	insufficient cash flow from operations may force us to sell assets, or seek additional capital, which we may be unable to do at all or on terms favorable to us;
•	our level of indebtedness may make us more vulnerable to economic or industry downturns; and
•	our debt service obligations increase our vulnerabilities to competitive pressures, because many of our competitors are less leveraged than we are.

Our senior credit facility and our 10 3/4% senior notes contain restrictive covenants that may limit our ability to expand or pursue our business strategy.

      Our senior credit facility and our 10 3/4% senior notes limit, and in some circumstances prohibit, our ability to incur additional indebtedness, pay dividends, make investments or other restricted payments, sell or otherwise dispose of assets, effect a consolidation or merger and engage in other activities.

      We are required under the senior credit facility to maintain compliance with certain financial ratios. We may not be able to maintain these ratios. Covenants in the senior credit facility and our 10 3/4% senior notes may impair our ability to expand or pursue our business strategies. Our ability to comply with these covenants and other provisions of the senior credit facility and our 10 3/4% senior notes may be affected by our operating and financial performance, changes in business conditions or results of operations, adverse regulatory developments or other events beyond our control. In addition, if we do not comply with these covenants, the lenders under the senior credit facility and our 10 3/4% senior notes may accelerate our debt repayment under the senior credit facility and our 10 3/4% senior notes. If the indebtedness under the senior credit facility or our 10 3/4% senior notes is accelerated, we could not assure you that our assets would be sufficient to repay all outstanding indebtedness in full.

The concentration of our commercial and government senior business in eight Western states and Guam subjects us to risks from economic downturns in this region.

      We offer managed care and other health insurance products to employer groups and Medicare beneficiaries primarily in eight Western states and Guam. Due to this concentration of business in a small number of states, we are exposed to potential losses resulting from the risk of an economic downturn in these states and region of the country. If economic conditions deteriorate in any of these states, particularly in California where we have our largest membership, our membership and our margins may decline, which could have a material adverse effect on our business, financial condition and results of operations.

We could incur unexpected health care and other costs as a result of terrorism or natural disasters.

      We cannot predict or prevent the occurrence of bioterrorism or other acts of terrorism or natural disasters, such as earthquakes, which could cause increased and unexpected utilization of health care services. These events could also have adverse effects on general economic conditions in the states where we offer products, the price and availability of products and services we purchase, the availability and morale of our employees, our operations and facilities or the demand for our products. We maintain disaster recovery plans intended to enable us to continue to operate without major disruptions in service following disasters. However, a disaster could severely impair or delay service to our members, cause us to incur significant cost of recovery and cause a loss of members.

Our PBM subsidiary, Prescription Solutions, faces regulatory and other risks associated with the pharmacy benefits management industry that differ from the risks of providing managed care and health insurance products.

      Where our PBM acts as a fiduciary under ERISA, it is required to comply with its fiduciary obligations in implementation of formularies, preferred drug listings and therapeutic intervention programs. Our PBM is also subject to federal and state anti-remuneration laws that govern its relationships with pharmaceutical manufacturers. Federal and state legislatures are considering new regulations for the industry that could adversely affect current industry practices, including the receipt of rebates from pharmaceutical companies. We also conduct business as a mail order pharmacy, which subjects us to extensive federal, state and local regulation, as well as risks inherent in

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the packaging and distribution of pharmaceuticals and other health care products. Our failure to adhere to regulations could expose our subsidiary to civil and criminal penalties and we face potential claims in connection with claimed errors by our mail order pharmacy.

Our forecasts and other forward-looking statements are based upon various assumptions that are subject to significant uncertainties that may result in our failure to achieve our forecasted results.

      From time to time in press releases, conference calls and otherwise, we may publish or make forecasts or other forward-looking statements regarding our future results, including estimated earnings per share and other operating and financial metrics. Our forecasts are based upon various assumptions that are subject to significant uncertainties and any number of them may prove incorrect. Our estimated earnings per share are based in part upon a forecast of our weighted average shares outstanding at the time of our estimate. Our convertible subordinated debentures include a contingent conversion feature that may materially affect our weighted average shares outstanding in any quarter. If the conditions to conversion are satisfied during a quarter, then the debentures are convertible during the next quarter and the underlying shares of common stock into which they are convertible are included in the calculation of our weighted average shares outstanding. If the conditions to conversion are not met, then the underlying shares are excluded from the calculation.

      Our achievement of any forecasts depends upon numerous factors, many of which are beyond our control. Consequently, we cannot assure you that our performance will be consistent with management forecasts. Variations from forecasts and other forward-looking statements may be material and adverse.

We could have to change our investment practices in the future to avoid being deemed to be an investment company under the Investment Company Act of 1940, as amended, which could adversely affect our rate of return on our investments and our results of operations.

      Due to changes in accounting rules implemented in 2002, our legal structure and our recent operating results, we may inadvertently fail the statistical test for being regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. The Investment Company Act requires registration of, and imposes substantial operating restrictions on, companies that engage, or propose to engage, primarily in the business of investing, reinvesting, owning, holding, or trading in securities, or that meet certain statistical tests concerning a company’s asset composition and sources of income.

      Because we are primarily engaged through our existing operating subsidiaries in the health care and insurance industries and we intend our future operating subsidiaries to be engaged in these businesses or related consumer businesses, we believe that we are primarily engaged in a business other than investing, reinvesting, owning, holding or trading in securities and that we are not an investment company. We and our operating subsidiaries are seeking an order from the SEC declaring our HMO operating subsidiaries not to be investment companies so that we would be exempt from the provisions of the Investment Company Act and we are able to rely upon a temporary order from the SEC to not register as an investment company. The granting of this type of order is a matter of SEC discretion and, therefore, we cannot assure you that it will be granted to our HMO operating subsidiaries. Even if we were to receive an SEC order, there can be no assurance that our business activities would not ultimately subject us to regulation under the Investment Company Act.

      If the SEC does not grant the requested order, to avoid registration under the Investment Company Act, we may have to restructure our subsidiaries or our investments so that we do not fail the statistical tests relating to asset composition. These changes might include increasing the component of our investments held in government securities or refraining from buying or selling securities when we would otherwise not choose to do so. This could have a negative impact on our results of operations.

Risks Relating to the Offered Securities

Our ability to obtain funds from our subsidiaries is limited and our debt securities may be effectively subordinated to all liabilities of all or some of our subsidiaries.

      Because we operate as a holding company, the debt securities that we may offer from time to time using this prospectus and the applicable prospectus supplement may be effectively subordinated to all existing and future indebtedness and other liabilities of all or some of our subsidiaries, depending upon whether any of our subsidiaries

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provide guarantees of those debt securities. Our subsidiaries are the operating entities that generate revenue. As a result, we depend upon dividends, administrative expense reimbursements and intercompany transfers of funds from our subsidiaries to meet our payment obligations on our senior credit facility and debt securities. These subsidiaries, however, are subject to regulations that impact their ability to pay dividends or otherwise transfer funds and the timing of such payments, including obtaining prior approval from state regulators. As a result, we cannot guarantee that we will have sufficient funds available to us to pay interest or principal of the debt securities that we may offer from time to time hereunder. Further, in the event of our bankruptcy, liquidation or similar proceeding, the creditors of our subsidiaries, including our members, may be entitled to be paid in full from the assets of the subsidiaries before any funds or assets are available to pay the holders of our debt securities, depending again upon whether any of our subsidiaries provide guarantees of the applicable debt securities.

Our stock price may continue to experience large fluctuations, which may significantly affect the market price of our common stock and securities convertible into or exchangeable for our common stock.

      The market price of our common stock fluctuates over a wide range and is expected to continue to be extremely volatile in the future. These price fluctuations may be rapid and severe and may leave investors little time to react. Factors that may affect the market price of our common stock include the risks and uncertainties described above in this prospectus and described in the applicable prospectus supplement, as well as changes in securities analysts’ earnings projections or securities analysts’ recommendations. These factors could lead to a significant decrease in the market price of our common stock and securities convertible into or exchangeable for our common stock.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that our stockholders might consider in their best interests.

      Provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for another person to acquire us by means of a tender offer or other means or to remove our incumbent officers and directors by a proxy contest or otherwise. These provisions include:

•	Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;
•	a fair price provision in the certificate of incorporation that requires any acquisition of us to be approved by a two-thirds vote of our board of directors unless the acquiror pays at least a defined fair price and follows specified procedures;
•	the authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and
•	provisions in our bylaws eliminating stockholders’ rights to call a special meeting of stockholders, which could make it more difficult for stockholders to wage a proxy contest for control of our board or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

      We also have a rights agreement entered into in November 1999, with Mellon Investor Services, L.L.C., as rights agent, which gives our stockholders certain rights that could substantially increase the cost of acquiring us in a transaction not approved by our board of directors.

The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

      The securities we are offering, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.

FORWARD-LOOKING INFORMATION

      This prospectus contains or incorporates by reference, and the applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include

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words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, the following:

•	our ability to accurately price our products and predict and control future health care costs;

•	our ability to implement successfully our strategic initiatives, including by expanding our product portfolio and becoming a full service managed care company, reducing our participation in the Medicare+Choice program, and ultimately evolving into a consumer health services company;

•	the possibility that we may understate our incurred but not reported or paid claims;

•	disruptions and/or insolvencies in our health care provider network;

•	our ability to accurately and timely process our increased volume of claims;

•	our ability to control our prescription drug costs;

•	our ability to control our selling, general and administrative expenses;

•	the potential effect on our business of regulatory audits and pending or future lawsuits;

•	the potential effect on our business of existing and proposed regulations, legislative reforms or other government initiatives, including actions that government officials could take that would affect our business and our costs of complying with applicable laws and regulations;

•	competitive practices in the health care and insurance industries;

•	economic, market and regulatory conditions that may adversely affect our investment portfolio’s performance;

•	the potential impact on our business of our level of our indebtedness;

•	the restrictive covenants contained in our senior credit facility and 10 3/4% senior notes;

•	the concentration of our business in eight Western states and Guam;

•	the potential impact of unexpected costs as a result of terrorism or natural disasters;

•	liability risks associated with the operation of our PBM, including risk of errors by the mail order pharmacy; and

•	uncertainties that may impact the assumptions we base our forecasts and forward-looking statements on, and that may cause us to fail to meet those forecasts and forward-looking statements.

      Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in this prospectus and the applicable prospectus supplement. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

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FINANCIAL RATIOS

      The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods presented:

Six Months
	Year Ended December 31,					Ended
June 30,
	1998	1999	2000	2001	2002	2003

Ratio of earnings to fixed charges	6.1x	9.1x	4.0x	2.4x	3.3x	6.1x
Ratio of combined fixed charges and preference dividends to earnings	0.2x	0.1x	0.2x	0.4x	0.3x	0.2x

      For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings, earnings consist of income before income taxes before impairment, disposition, restructuring and other charges (credits), Office of Personnel Management credits and the cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges represent interest expense, including capitalized interest, on all debt, amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated interest factor attributable to rental expenses. For the periods set forth in the table above, we had preference securities outstanding only during 1998, and have no preference securities outstanding as of the date of this prospectus.

USE OF PROCEEDS

      Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

      As of the date of this prospectus, our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.01 per share and 40,000,000 shares of preferred stock, par value $0.01 per share. As of July 31, 2003, approximately 37.6 million shares of common stock were outstanding and no shares of preferred stock were outstanding. To date, our board of directors has designated 2,000,000 of the 40,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under “— Preferred Stock — Share Purchase Rights Plan.”

      The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series A Junior Participating Preferred Stock, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

      Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

      Dividends and Other Distributions. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

      Distribution on Dissolution. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

      Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

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Preferred Stock

      Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 40,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 2,000,000 of the 40,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under “— Share Purchase Rights Plan.”

      The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

      Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

      When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

      Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

      Share Purchase Rights Plan. Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $180.00 per one one-hundredth of a participating preferred share, subject to adjustment. Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of November 19, 1999, between us and Mellon Investor Services, L.L.C., as rights agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

      Until the distribution date described below, we will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

•	the date of a public announcement that an “acquiring person,” which may include an entity or group of affiliated or associated persons, has acquired beneficial ownership of 15% or more of our outstanding common stock, or

•	the tenth business day following the commencement of, or the first public announcement by any person or group of an intention to commence, a tender offer that would result in any person or entity, including a group of affiliated or associated persons, acquiring beneficial ownership of 15% or more of our outstanding common stock.

Our board of directors may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person.

      The term “acquiring person” does not include us, any of our subsidiaries, any of our or our subsidiaries’ employee benefit plans or any entity holding our common stock for or under any of our or our subsidiaries’ employee benefit plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of our common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person.

      In addition, except under limited circumstances, no person or entity shall become an acquiring person as the result of the acquisition of our common stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of our outstanding common stock.

      The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of November 19, 1999, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after November 19, 1999, upon transfer or new issuances of common stock will contain a notation

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incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only our common stock issued before the distribution date will be issued with rights.

      The rights are not exercisable until the distribution date. The rights will expire on November 19, 2009, unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

      The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares,

•	upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

•	upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular quarterly cash dividends or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

      The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

      Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each participating preferred share will have 100 votes, voting together with our common stock. If there is a merger, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

      Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

      If any person or group becomes an acquiring person, or if we are the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and our common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of our common stock having a market value of two times the exercise price of the right. If we do not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, we will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights.

      If, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

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      At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, in whole or in part, for a number of shares of our common stock, per right, having an aggregate value equal to the excess of the value of the shares of our common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Our board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

      With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at our election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

      Upon approval by our board of directors, we may redeem the rights, in whole, but not in part, at a price of $.01 per right at any time until the earlier of:

•	the day of a public announcement that a person or group has become an acquiring person, or

•	November 19, 2009.

      Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

      Any of the provisions of the rights agreement may be amended or supplemented by our board of directors before the distribution date. From and after the distribution date, we and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

•	to cure any ambiguity, to correct or supplement any defective or inconsistent provisions,

•	to make any other provisions with respect to the rights which we and the rights agent may deem necessary or desirable.

      Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

      The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be amended to permit such an acquisition or they can be redeemed by us at $.01 per right prior to the earliest of the time that a person or group has acquired beneficial ownership of 15% or more of our common stock or the final expiration date of the rights.

Anti-Takeover Provisions

      Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an “interested stockholder,” the board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” or after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

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      Bylaw and Certificate of Incorporation Provisions. Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer, our President, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our certificate of incorporation also includes a fair price provision that requires any acquisition of us to be approved by two-thirds vote of our board of directors unless the acquiror pays at least a defined fair price and follows specified procedures. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent And Registrar

      The transfer agent and registrar for our common stock is Mellon Investor Services L.L.C.

Listing on the New York Stock Exchange

      Our common stock is listed on the New York Stock Exchange under the symbol “PHS.”

DESCRIPTION OF DEPOSITARY SHARES

      We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

      The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

      Form. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

      Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the

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property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

      Withdrawal of Underlying Preferred Stock. Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

      Redemption of Depositary Shares. If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

      Voting. Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

      Conversion of Preferred Stock. If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

      Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

      Charges of Depositary. We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

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      Reports. The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

      Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

      Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

      We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

      The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

      The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

      We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

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•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

      We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

      The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

      If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

      The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

      If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

      The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

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      Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

      We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

      We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

      In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of

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the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

      Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

      In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

      We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

      At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

      We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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      If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

      The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

      Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

      We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

      All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

      The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

      The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/ or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary

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shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

      We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

      The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

      We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

      If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

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•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•	the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

      A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

      Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

      A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

      If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

      We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

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Warrant Adjustments

      Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment for:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

      Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

      Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

      If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general features of the stock purchase contracts and stock purchase units that we may offer under this prospectus. While the features we have summarized below will generally apply to any future stock purchase contracts or stock purchase units we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts or stock purchase units that we may offer in more detail in the applicable prospectus supplement.

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      We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we may offer under this prospectus before the sale of the related stock purchase contract or stock purchase unit. We urge you to read the applicable prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

General

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary share may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable or to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

      The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract and any combination of debt securities, common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

LEGAL OWNERSHIP OF SECURITIES

      We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

      We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

      Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

      As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s

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book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

      We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

      For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

      Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

      For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

      If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

      A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

      Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The

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Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

      A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

      If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

      As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

      If securities are issued only as a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

      In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

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      A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

      We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

      The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

      We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

      We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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      Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

      All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

      Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

      The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

      With respect to our unaudited condensed consolidated interim financial information for the three- and six-month periods ended June 30, 2003 and 2002 and the three-month periods ended March 31, 2003 and 2002, incorporated by reference in this prospectus, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and March 31, 2003, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

      The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by

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reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed on March 25, 2003;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, which were filed on May 13, 2003 and August 8, 2003, respectively;

•	Our Current Reports on Form 8-K which were filed on February 13, 2003, February 24, 2003, May 28, 2003, June 4, 2003 and July 10, 2003; and

•	The description of our common stock set forth in the registration statement on Form 8-A we filed with the SEC on May 30, 2003.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

PacifiCare Health Systems, Inc.
5995 Plaza Drive
Cypress, California 90630-5028
(714) 952-1121
Attention: Investor Relations

      All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective date of filing such documents.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$48,540
Accounting fees and expenses	16,000
Legal fees and expenses	100,000
Printing and miscellaneous expenses	50,000

Total	$214,540

Item 15. Indemnification of Officers and Directors

      Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The registrant’s bylaws provide that the registrant will indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law, with certain exceptions relating to proceedings initiated by the registrant’s directors or executive officers or by the registrant’s directors or executive officers against the registrant. The registrant’s bylaws also provide that the registrant may indemnify its other officers, employees or agents as set forth in the Delaware General Corporation Law or any other applicable law.

      In addition, the registrant’s certificate of incorporation provides that its directors shall not be liable for monetary damages to the registrant and its stockholders to the fullest extent permissible under applicable law. The registrant maintains a policy providing directors’ and officers’ liability insurance, which insures directors and officers of the registrant in certain circumstances, and has also entered into indemnification agreements with its directors and executive officers.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement(1)
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999)
4.2	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-31700) filed on August 8, 2003)
4.3	Bylaws (incorporated by reference to Exhibit 99.2 to the registrant’s Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999)
4.4	Amendment to Bylaws (incorporated by reference to Exhibit 3.03 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-21949) filed on March 19, 2002)
4.5	Fourth Amendment to Bylaws (incorporated by reference to Exhibit 3.04 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-21949) filed on March 25, 2003)

Exhibit
Number	Description of Document

4.6	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.02 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-21949) filed on March 30, 2000)
4.7	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999)
4.8	Rights Agreement, dated as of November 19, 1999, between the registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999)
4.9	Form of Rights Certificate (incorporated by reference to Exhibit 99.3 to the registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999)
4.10	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock(1)
4.11	Form of Deposit Agreement and Depositary Receipt
4.12	Form of Senior Debt Indenture
4.13	Form of Subordinated Debt Indenture
4.14	Form of Senior Note(1)
4.15	Form of Subordinated Note(1)
4.16	Form of Common Stock Warrant Agreement and Warrant Certificate
4.17	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.18	Form of Depositary Share Warrant Agreement and Warrant Certificate
4.19	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.20	Form of Stock Purchase Contract(1)
4.21	Form of Stock Purchase Unit(1)
5.1	Opinion of Cooley Godward LLP
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings
15.1	Letter of Ernst & Young LLP, Independent Auditors, Regarding Unaudited Interim Financial Information
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

(1)	To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)	That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on this 12th day of August, 2003.

PACIFICARE HEALTH SYSTEMS, INC.

By:	/s/ Howard G. Phanstiel

Howard G. Phanstiel
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard G. Phanstiel and Gregory W. Scott, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURE	TITLE

August 12, 2003	/s/ Howard G. Phanstiel Howard G. Phanstiel	President and Chief Executive Officer and Director (Principal Executive Officer)

August 12, 2003	/s/ Gregory W. Scott Gregory W. Scott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

August 12, 2003	/s/ Peter A. Reynolds Peter A. Reynolds	Senior Vice President and Corporate Controller (Chief Accounting Officer)

August 12, 2003	/s/ David A. Reed David A. Reed	Chairman of the Board

August 12, 2003	/s/ Bradley C. Call Bradley C. Call	Director

August 12, 2003	/s/ Shirley S. Chater Shirley S. Chater	Director

August 12, 2003	/s/ Terry O. Hartshorn Terry O. Hartshorn	Director

August 12, 2003	/s/ Gary L. Leary Gary L. Leary	Director

August 12, 2003	/s/ Dominic Ng Dominic Ng	Director

DATE	SIGNATURE	TITLE

August 12, 2003	/s/ Warren E. Pinckert, II Warren E. Pinckert, II	Director

August 12, 2003	/s/ Charles R. Rinehart Charles R. Rinehart	Director

August 12, 2003	/s/ Lloyd E. Ross Lloyd E. Ross	Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement(1)
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999)
4.2	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-31700) filed on August 8, 2003)
4.3	Bylaws (incorporated by reference to Exhibit 99.2 to the registrant’s Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999)
4.4	Amendment to Bylaws (incorporated by reference to Exhibit 3.03 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-21949) filed on March 19, 2002)
4.5	Fourth Amendment to Bylaws (incorporated by reference to Exhibit 3.04 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-21949) filed on March 25, 2003)
4.6	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.02 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-21949) filed on March 30, 2000)
4.7	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999)
4.8	Rights Agreement, dated as of November 19, 1999, between the registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999)
4.9	Form of Rights Certificate (incorporated by reference to Exhibit 99.3 to the registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999)
4.10	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock(1)
4.11	Form of Deposit Agreement and Depositary Receipt
4.12	Form of Senior Debt Indenture
4.13	Form of Subordinated Debt Indenture
4.14	Form of Senior Note(1)
4.15	Form of Subordinated Note(1)
4.16	Form of Common Stock Warrant Agreement and Warrant Certificate
4.17	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.18	Form of Depositary Share Warrant Agreement and Warrant Certificate
4.19	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.20	Form of Stock Purchase Contract(1)
4.21	Form of Stock Purchase Unit(1)
5.1	Opinion of Cooley Godward LLP
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings

Exhibit
Number	Description of Document

15.1	Letter of Ernst & Young LLP, Independent Auditors, Regarding Unaudited Interim Financial Information
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

(1)	To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.